UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

The Ensign Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 487-9500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 12, 2014, the Board of Directors of The Ensign Group, Inc. (“Ensign”) set a record date of 5:00 p.m., Eastern time, on May 22, 2014, for the previously announced spin-off of its wholly owned subsidiary, CareTrust REIT, Inc. (“CareTrust”). Ensign stockholders will receive one share of CareTrust common stock for each share of Ensign common stock held as of 5:00 p.m. Eastern time on the record date. No fractional shares will be distributed in connection with the spin-off. A cash payment will be made in lieu of any fractional shares.

The spin-off will be effective from and after June 1, 2014, and the distribution of shares is expected to occur on June 2, 2014. The spin-off is conditioned on CareTrust’s registration statement on Form 10 being declared effective by the Securities and Exchange Commission, which is expected to occur in the coming days, as well as authorization by the NASDAQ Global Select Market and other conditions described in the registration statement. Ensign also reserves the right to withdraw and cancel the distribution if, at any time prior to the distribution date, the board of directors of Ensign determines that the spin-off is not in the best interests of Ensign and its stockholders, or that market conditions or other circumstances are such that the spin-off is no longer advisable.

On May 13, 2014, Ensign issued a press release relating to the spin-off which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release, dated May 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	THE ENSIGN GROUP, INC.

	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 13, 2014.